                        FRANK E. FARELLA              NORMA G. FORMANEK          B. SCOTT DOUGLASS          PATRICIA C. O'PREY
                        JEROME I. BRAUN               GEORGIA H. MEAGHER         RICHARD J. RABBITT         DEAN PRESTON
                        JOHN S. MARTEL                DANIEL E. COHN             JUDITH LANDIS              GAYLE D. WEISWASSER
                        GARY S. ANDERSON              MATTHEW J. LEWIS           MARIA L. PIZZOLI           NAN E. JOESTEN
                        VICTOR J. HAYDEL, III         JOHN D. GREEN              ANTHONY RATNER             DEANNA S. LEE
                        JON F. HARTUNG                C. BRANDON WISOFF          LANI ANNE REMICK           MICHELLE I. FOWLER
                        WILLIAM R. FRIEDRICH          DEAN M. GLOSTER            HOLLY L. SUTTON            NICOLE RODRIGUEZ
                        JEFFREY P. NEWMAN             DENNIS M. CUSACK           OLUFUNMILAYO B. AREWA      DAVID E. STOLL
                        R. FREDERICK CASPERSEN        RICHARD VAN DUZER          KAREN P. KIMMEY            HANNAH S. YUEN
                        ALAN E. HARRIS                ADAM C. DAWSON             PHYLLIS T. SOLOMON
                        JOHN L. COOPER                MICHAEL P. BURNS           GRACE K. WON               SPECIAL COUNSEL
                        RANDALL W. WULFF              CLAUDIA A. LEWIS           JEANNE M. DEVINCENZI       JAMES E. GRAND
                        NEIL A. GOTEINER              MARK S. ANDERSON           ANTHONY D. GILES           WILLIAM P. KEANE
                        DEBORAH S. BALLATI            ROBERT C. HOLTZAPPLE       THOMAS B. MAYHEW           WILLIAM J. MORAN
                        DOUGLAS R. YOUNG              MARY G. MURPHY             SANJAY NARAYAN
                        CHARLES M. SINK               BRIAN P. DONNELLY          STEPHANIE POWERS SKAFF     OF COUNSEL
                        WILLIAM J. SCHLINKERT         LARRY R. VOLLINTINE        ANDREA K. SUTER            MICHAEL GETTELMAN
                        BRUCE MAXIMOV                 KATHRYN OLIVER             JOY TOM                    CAMERON BAKER
                        EDWARD ASHTON CHERRY          JENNIFER SCHWARTZ          KAREN K. YUEN
                        JAMES W. MORANDO              JEFFREY M. FISHER          LONNIE GOLDMAN             STEPHEN E. CONE
                        MARY E. MCCUTCHEON            SANDRA A. SCHUTZ           SAID C. KORDESTANI           (1947-1987)
                        STEVEN R. LOWENTHAL           JOHN D. STUKEL             BALDWIN J. LEE
                        MARK D. PETERSEN              PAMELA HAMMOND DAVIS       JASON R. RICHARDS



DIRECT: (415) 954-4464

March 29, 1999

Ravenswood Winery, Inc.
18701 Gehricke Road
Sonoma, CA  95476

         Re:  Initial Public Offering of Common Stock of Ravenswood Winery, Inc.
              ------------------------------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Ravenswood Winery, Inc. (the "Company") of a Registration Statement on Form SB-2 (File number 333-71729) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,150,000 shares of the Company's Common stock, including up to 150,000 shares that may be sold pursuant to the exercise of an over-allotment option (collectively, the "Shares").

         In rendering this opinion, we have examined the following:

         (1) the Company's registration statement on Form 8-A, filed with the Commission on or about February 8, 1999;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof;

         (3) the prospectuses prepared in connection with the Registration Statement (each, a "Prospectus");

         (4) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in the Company's minute books, that are in our possession; and

Ravenswood Winery, Inc.
March 29, 1999
Page 2


         (5) the stock records that the Company has provided to us (consisting of a list of shareholders and a list of debenture holders).

         In our examination of documents for the purpose of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California. Based upon the foregoing, it is our opinion that the 1,150,000 Shares to be issued and sold by the Company, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the Company's use as an exhibit to the Registration Statement for the purpose of the above sale of Shares and is not to be relied upon for any other purpose. We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Farella Braun & Martel LLP
                                                  Farella Braun & Martel LLP